EXHIBIT 32.2
Section 1350 Certification
By Principal Financial Officer
I, Allen Sciarillo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of Electro Rent Corporation (the “Company”) for the quarter ended February 29, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.
Date: April 8, 2016

/s/ Allen Sciarillo
Allen Sciarillo Vice President of Finance and Acting Chief Financial Officer